Exhibit 11
                 MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF PER SHARE EARNINGS
               ($ and shares in thousands, except per share data)
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                                                                                Twelve Months      Twelve Months       Twelve Months
                                                                                     Ended              Ended              Ended
                                                                                  December 31,       December 31,       December 31,
                                                                                      1994               1993                1992
                                                                                      ----               ----                ----
PRIMARY EARNINGS PER COMMON SHARE:
  Net earnings                                                                       $ 307,470          $ 331,790          $ 133,429
  Less:  Preferred dividends, net                                                       17,027             16,807             15,724
                                                                                     ---------          ---------          ---------
  Net earnings used to calculate
    primary earnings per share                                                       $ 290,443          $ 314,983          $ 117,705
                                                                                     =========          =========          =========

  Weighted average number of shares outstanding                                        105,481            105,069            104,418
  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                                              47                281                510
                                                                                     ---------          ---------          ---------
  Weighted average number of shares used to
    compute primary earnings per share                                                 105,528            105,350            104,928
                                                                                     =========          =========          =========

Primary earnings per share                                                           $    2.75          $    2.99          $    1.12
                                                                                     =========          =========          =========

FULLY DILUTED EARNINGS PER COMMON SHARE:
  Net earnings                                                                       $ 307,470          $ 331,790          $ 133,429
  Less:  Preferred dividends                                                                53                 53                 54
                                                                                     ---------          ---------          ---------
  Net earnings used to calculate fully diluted
    earnings per share, before adjustments                                             307,417            331,737            133,375

  Less: Adjustments resulting principally from the
        assumed conversion of the Series One ESOP
        Convertible Preference Stock, net of tax benefit                                   557                510                452
                                                                                     ---------          ---------          ---------
  Net earnings used to calculate fully diluted
    earnings per share                                                               $ 306,860          $ 331,227          $ 132,923
                                                                                     =========          =========          =========

  Weighted average number of shares used to
    compute primary earnings per share                                                 105,481            105,069            104,418
  Add:  Weighted average shares of Series One
        Convertible Preference Stock assuming
        conversion                                                                       7,339              6,830              6,602

  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                                              47                293                652

  Add:  Weighted average number of shares which
        could have been issued upon conversion of
        4 7/8% debentures                                                                    3                  6                  6
                                                                                     ---------          ---------          ---------
  Weighted average number of shares used to compute
    fully diluted earnings per share                                                   112,870            112,198            111,678
                                                                                     =========          =========          =========
  Fully diluted earnings per share                                                   $    2.72          $    2.95          $    1.19
                                                                                     =========          =========          =========



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